Exhibit 10.1
CHANGE IN TERMS AGREEMENT

Principal $84,881.80	Loan Date 08-02-2007	Maturity 01-02-2008	Loan No 479195	Call / Coll	Account	Officer 025	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower: Z-AXIS CORPORATION THE QUADRANT — 5445 DTC PARKWAY STE. 450 GREENWOOD VILLAGE, CO 80111	Lender: COLORADO BUSINESS BANK DENVER 821 17TH ST. DENVER, CO 80202

Principal Amount: $84,881.80	Date of Agreement: August 2, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS.  AN ORIGINAL PROMISSORY NOTE DATED JUNE 2, 2003 IN THE PRINCIPAL AMOUNT OF $500,000.00 WITH AN ORIGINAL MATURITY DATE OF JULY 2, 2004 AND INCLUDING ANY AND ALL SUBSEQUENT EXTENSIONS OR MODIFICATIONS THEREFROM.

DESCRIPTION OF CHANGE IN TERMS.  EXTENSION OF MATURITY DATE FROM AUGUST 2, 2007 TO JANUARY 2, 2008. IN ADDITION, THIS PROMISSORY NOTE WILL NO LONGER EVIDENCE A REVOLVING LINE OF CREDIT. ALL OTHER TERMS AND CONDITIONS WILL REMAIN THE SAME.

PROMISE TO PAY.  Z-AXIS CORPORATION (“Borrower”) promises to pay COLORADO BUSINESS BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of Eighty-four Thousand Eight Hundred Eighty-one & 80/100 Dollars ($84,881.80), together with interest on the unpaid principal balance from August 2, 2007, until paid in full.

PAYMENT.  Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule: one principal payment of $14,881.80 on August 10, 2007, during which interest continues to accrue on the unpaid principal balances at an interest rate based on the COLORADO BUSINESS BANK PRIME RATE (currently 8.250%), plus a margin of 1.500 percentage points, resulting in an initial interest rate of 9.750%; 4 monthly consecutive principal payments of $15,000.00 each, beginning September 2, 2007, during which interest continues to accrue on the unpaid principal balances at an interest rate based on the COLORADO BUSINESS BANK PRIME RATE (currently 8.250%), plus a margin of 1.500 percentage points, resulting in an initial interest rate of 9.750%; 4 monthly consecutive interest payments, beginning September 2, 2007, with interest calculated on the unpaid principal balances at an interest rate based on the COLORADO BUSINESS BANK PRIME RATE (currently 8.250%), plus a margin of 1.500 percentage points, resulting in an initial interest rate of 9.750%; and one principal and interest payment of $10,083.96 on January 2, 2008, with interest calculated on the unpaid principal balances at an interest rate based on the COLORADO BUSINESS BANK PRIME RATE (currently 8.250%), plus a margin of 1.500 percentage points, resulting in an initial interest rate of 9.750%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts on this loan. Notwithstanding the foregoing, the rate of interest accrual described for any principal only payment stream applies only to the extent that no other interest rate for any other payment stream applies. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Interest on this loan is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an index which is the COLORADO BUSINESS BANK PRIME RATE (the “Index”). Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each DAY. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this loan will be the rate or rates set forth herein the “Payment” section. Notwithstanding any other provision of this Agreement, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

PREPAYMENT.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of the Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: COLORADO BUSINESS BANK, ATTN: LOAN OPERATIONS, P.O. BOX 8779, DENVER, CO 80201.

LATE CHARGE.  If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding a 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this loan would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Agreement. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Indebtedness.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

CHANGE IN TERMS AGREEMENT

Loan No: 479195	(Continued)	Page 2

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender in good faith believes itself insecure.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Colorado.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $32.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: COLORADO BUSINESS BANK ATTN: LOAN OPERATIONS 821 17TH STREET DENVER, CO 80202.

MISCELLANEOUS PROVISIONS.  If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. As such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action demand necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

Z-AXIS CORPORATION

By: /s/ Alan Treibitz ALAN TREIBITZ, CEO/CFO of Z-AXIS CORPORATION	By: /s/ Stephanie S. Kelso STEPHANIE S. KELSO, President of Z-AXIS CORPORATION

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $84,881.80	Loan Date 08-02-2007	Maturity 01-02-2008	Loan No 479195	Call / Coll	Account	Officer 025	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Z-AXIS CORPORATION THE QUADRANT - 5445 DTC PARKWAY STE. 450 GREENWOOD VILLAGE, CO 80111	Lender:	COLORADO BUSINESS BANK DENVER 821 17TH ST. DENVER, CO 80202

LOAN TYPE. This is a Variable Rate Nondisclosable Loan to a Corporation for $84,881.80 due on January 2, 2008. The reference rate (based on COLORADO BUSINESS BANK PRIME RATE) is added to the margin of 1.500%, resulting in an initial rate of 9.750.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐	Personal, Family, or Household Purposes or Personal Investment.

☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: CHANGE IN TERMS.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $84,881.80 as follows:

Other Disbursements:	$84,881.80
$84,881.80 EXTEND & MODIFY LOAN #479195 (CURRENT BALANCE)

Note Principal:	$84,881.80

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$2,000.00
$2,000.00 LOAN FEE
Other charges Paid in Cash:	$15,610.70
$14,881.80 PRINCIPAL PAYDOWN AS OF 8-10-07
$728.90 INTEREST DUE TO 8-2-07

Total Charges Paid in Cash:	$17,610.70

AUTHORIZATION. BORROWER AUTHORIZES LENDER TO DISBURSE THE LOAN PROCEEDS BY WIRE TRANSFER WHERE APPROPRIATE AND THIS AUTHORIZATION SHALL CONSTITUTE A PAYMENT ORDER FOR SUCH TRANSFERS.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED AUGUST 2, 2007.

BORROWER:

Z-AXIS CORPORATION

By: /s/ Alan Treibitz ALAN TREIBITZ, CEO/CFO of Z-AXIS CORPORATION	By: /s/ Stephanie S. Kelso STEPHANIE S. KELSO, President of Z-AXIS CORPORATION